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          EMPLOYMENT AGREEMENT


                    Employment Agreement ("Agreement") dated July 1, 1996 by and between WATER-JEL TECHNOLOGIES, INC. a New York corporation with an office at 243 Veterans Boulevard, Carlstadt, New Jersey 07072 (the "Company"), and NURIT KAHANE, residing at 655 Park Avenue, New York, New York 10021 (the "Executive").

          1. Employment. The Company hereby employs the Executive as a Senior Vice President of the Company for and during the term hereof, subject to the supervision and control of the Company's Board of Directors, and the terms and conditions hereof. The Executive hereby accepts employment under the terms and conditions set forth in this Agreement.

          2. Duties of Executive. The Executive shall have such duties as may be reasonably assigned to her from time to time by the Board of Directors consistent with her status as a Senior Vice President of the Company.

          3. Business Time. The Executive agrees to devote such business time as may be reasonably necessary to the performance of the duties, responsibilities, and authorities which may be reasonably assigned to her and which are consistent with her executive status under Section 1.1 of this Agreement. It is understood that such business time might not constitute Executive's full business time and that Executive may conduct such other business activities as are not in violation of Section 8 hereof.

          4. Term. The term of this Agreement shall commence effective July 1, 1996 and shall terminate on June 30, 2001.

          5. Compensation. The Company shall pay the Executive, as compensation for services rendered by the Executive as an officer under this Agreement, as follows:

               5.1 Base Salary. The Company shall pay the Executive a base salary at the rate of $250,000 per annum subject to withholding taxes, payable as per the Company's normal payroll practices as in effect from time to time.

               5.2 Options and Bonuses. The Company may also grant to Executive from time to time such stock options, bonuses, and other incentives as the Company's Board of Directors may determine, in its sole discretion.

          6.   Termination. Notwithstanding any other provision in this
          Agreement:

               6.1 Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate as of the date of the Executive's death; and the Company shall have no further obligation to the Executive or her estate.

               6.2 Disability. If, during the term of this Agreement, the Executive is unable to

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          perform her duties hereunder as a result of any physical or mental disability which continues for 180 days in any 365 day period, then the Company, may terminate this Agreement upon written notice to Executive.

               6.3 Termination by the Company for Cause. At any time during the term of this Agreement, the Company may discharge the Executive for cause and terminate this Agreement without any further liability hereunder to the Executive or her estate. For purposes of this Agreement, a "discharge for cause" shall mean termination of the Executive upon written notification to the Executive limited, however, to one or more of the following reasons:

                    6.3.1 Fraud, misappropriation or embezzlement by the Executive in connection with the Company; or

                    6.3.2 Conviction by a court of competent jurisdiction in the United States of a felony or a crime involving moral turpitude; or

                    6.3.3 Willful and unauthorized disclosure of confidential, or proprietary trade secret information of the Company; or

                    6.3.4 The Executive's breach of any material term or provision of this Agreement, after notice to the Executive of the particular details thereof and a period of not less than (30) days thereafter within which to cure such breach, if any.

          7. Employment Benefits. While she is an employee of the Company, the Executive shall be entitled to all employee benefits made available to other executive officers of the Company. Without limiting the foregoing, the Company will use reasonable efforts to procure disability insurance with the Executive as beneficiary which shall be sufficient to provide Executive with her base compensation for any remainder of the term of this Agreement that she is disabled as defined in Section 6.2.

          8.   Protective Covenants.

               8.1 Because


               (i) Executive will become fully familiar with all aspects of the Company's business during the period of her employment with the Company,

               (ii) certain information of which the Executive will gain knowledge during her employment is proprietary and confidential information which is of special and peculiar value to the Company,

               (iii) if any such proprietary and confidential information were imparted to or became known by any persons, including Executive, engaging in a business in competition with that of the Company, hardship, loss and irreparable injury and damage could result to the Company, the measurement of which would be difficult if not impossible to ascertain, and


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               (iv) it is necessary for the Company to protect its business from such damage,

          the following covenants constitute a reasonable and appropriate means, consistent with the best interests of both the Executive and the Company, to protect the Company against such damage and shall apply to and be binding upon Executive as provided herein.

               8.2 Non-Competition by Executive. Executive covenants that, while she is an employee of the Company and for 12 months thereafter, neither she nor any of her affiliates will, directly or indirectly (whether as an investor, shareholder, employee or otherwise), engage in or participate in any business which is in competition with the business of the Company.

               8.3 Trade Secrets, Proprietary and Confidential Information.


                    8.3.1 Executive recognizes that her position with the Company is one of the highest trust and confidence by reason of Executive's access to and contact with trade secrets and confidential and proprietary information of the Company.

                    8.3.2 Executive shall use her best efforts and exercise utmost diligence to protect and safeguard and keep confidential the trade secrets and confidential and proprietary information of the Company.

                    8.3.3 Executive covenants that while she is an employee of the Company and thereafter, she will not disclose disseminate or distribute to another, nor induce any other person to disclose, disseminate, or distribute, any trade secret or proprietary or confidential information of the Company, directly or indirectly, either for Executive's own benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by Executive, or use or cause to be used, any trade secret, proprietary or confidential information in any way except as is required in the course of her employment with the Company.

                    8.3.4 All trade secrets and confidential and proprietary information relating to the business of the Company whether prepared by Executive or otherwise coming into her possession, shall remain the exclusive property of the Company and shall not, except in the furtherance of the business of the Company, be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company.


                    8.3.5 Executive hereby assigns to the Company all her right, title and interest in any and all inventions, discoveries, improvements, ideas, computer or other apparatus programs and related documentation, and other works of authorship (hereinafter each designated "Intellectual Property") which she develops, makes, creates or conceives in connection with her employment by the Company.

                    8.3.6 Executive will, without charge to Company, but at its expense, execute a specific assignment of title to the Company to secure a patent, copyright or other form of protection for said Intellectual Property anywhere in the world.

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               8.4 Remedies. In the event of breach or threatened breach
          by Executive of any provision of this Section, the Company shall be entitled to apply for relief by temporary restraining order, temporary injunction, or permanent injunction and to all other relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or as to any other breach, violation, or threatened breach or violation.

          9.   Change in Control.

                    (a) After a Change in Control of the Company as defined under (b) hereafter, Executive shall be entitled to a one-time additional compensation in an amount equal to the three
          (3) times the Executive's then current annual compensation (including bonuses). Such additional compensation will be paid to Executive in a lump sum on or before the date such Change in Control takes effect. Said amount shall be determined by counsel to the Company in consultation with the Company's auditors.


                    (b) A "Change in Control" shall be deemed to have occurred in the event (i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or group of such "persons", without the consent of the Board of Directors, is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or (ii) of a merger, consolidation or other combination the result of which is the ownership by shareholders of the Company of less than 75% of those voting securities of the resulting or acquiring entity having the power to elect a majority of the Board of Directors of such entity; or
          (iii) of the sale of transfer of in excess of 50% of the gross assets of the Company as shown on the Company's then most recent audited financial statements.

                    (c) Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive or a group of persons which includes the Executive, acquiring, directly or indirectly, 30% or more of any class of voting securities of the Company.

          10. No Violation. Executive represents and warrants to the Company that she is free to enter into this Agreement in accordance with the terms hereof and is under no restriction, contractual or otherwise, which would interfere with her execution hereof or performance hereunder.

          11.  General Provisions.

               11.1 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date

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          personally delivered or (ii) two days after the date deposited in a receptacle maintained by the United States Postal Service for such purpose, postage prepaid, by certified mail, return receipt requested, addressed as set forth below or (iii) one day after properly sent by Federal Express, addressed to the respective parties at their address set forth above. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

               11.2 Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.


               11.3 Waiver, Modification and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. This instrument and the documents referred to herein contain the entire agreement of the parties concerning employment and supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and contain all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. This Agreement may not be modified, altered or amended except by written agreement of all the parties hereto.

               11.4 Binding Effect. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon the Executive, her heirs and representatives.

               11.5 Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        WATER-JEL TECHNOLOGIES, INC.



          _________/s/____________________   By: ___/s/Yitz Grossman____________
               Nurit Kahane                  Title: Secretary